United States

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 11, 2013

Citigroup Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-9924	52-1568099
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

399 Park Avenue, New York, New York (Address of principal executive offices)		10022 (Zip Code)

(212) 559-1000

(Registrant's telephone number,
including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CITIGROUP INC.

Current Report on Form 8-K

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 11, 2013, the Board of Directors (the “Board”) of Citigroup Inc. (“Citigroup”) increased the number of directors of the Board from 13 to 14 and elected Duncan P. Hennes as a director. Mr. Hennes is currently Co-Founder and Partner of Atrevida Partners, LLC, an asset management firm. He previously served as the Chief Executive Officer of Soros Fund Management and Co-Founder and Partner of Promontory Financial Group.

The Board determined that Mr. Hennes is independent in accordance with the director independence standards established under Citigroup’s Corporate Governance Guidelines, which are intended to comply with the New York Stock Exchange corporate governance rules, and all other applicable laws, rules and regulations. In addition, Mr. Hennes was appointed to the Board of Directors of Citibank, N.A. and the Risk Management and Finance Committees of each of Citigroup Inc. and Citibank, N.A.

Mr. Hennes will receive compensation as non-employee director in accordance with Citigroup’s non-employee director compensation practices described in “Proposal 1: Election of Directors – Directors’ Compensation” of Citigroup’s Annual Proxy Statement filed with the Securities and Exchange Commission on March 14, 2013.

There are no family relationships between Mr. Hennes and any officer or other director of Citigroup or any related party transactions involving Mr. Hennes and Citigroup. There is no arrangement or understanding between Mr. Hennes and any other person pursuant to which he was selected as a director. In addition, Mr. Hennes has never been employed at Citigroup or any of its subsidiaries.

A copy of Citigroup’s press release relating to the appointment of Mr. Hennes as director is being furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following exhibit is furnished as part of this Current Report on Form 8-K:

Exhibit Number
99.1	Citigroup’s Press Release dated December 11, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITIGROUP INC.
Dated: December 11, 2013
	By:	/s/ Rohan Weerasinghe Name: Rohan Weerasinghe Title: General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit Number
99.1	Citigroup’s Press Release dated December 11, 2013.